PURCHASE WARRANT "A"
              UNLESS EXTENDED BY THE COMPANY, THIS WARRANT EXPIRES
                 AT 5:00 P.M., NEW YORK TIME ON OCTOBER 1, 2001
                                  Dominix, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
  NUMBER                                                              PURCHASE
                                    WARRANTS
DWI _______________                                              _______________

                                                               CUSIP 257545 11 1

THIS CERTIFIES THAT FOR VALUE RECEIVED:

, or registered assigns, is the owner of

Purchase Warrants, each of which entitles the owner thereof to purchase One fully paid and non- assessable share (subject to adjustment as hereinafter referred to) of the $.001 par value Common Stock of Dominix, Inc., upon surrender of this Warrant Certificate, duly endorsed on the reverse hereof, together with payment in full of the purchase price in lawful money of the United States of America, at the principal office of the Company or its Warrant Agent. Warrants may be exercised commencing on October 1, 2000 until 5:00 P.M., New York time on October 1, 2001 or such later date as may hereafter be designated by the Company. The Purchase Price payable upon exercise of a Warrant (the "Purchase Price") shall be at an exercise price of $8.40. The Purchase Price shall be tendered with the properly completed and executed Form of Election on the reverse hereof, in cash or by bank teller check or personal check, all of which shall be payable to the order of the Company and are accepted subject to collection. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof, a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of Warrants not then exercised. This and similar Warrant Certificates when surrendered for partial exercise by the registered holder hereof or by his/her duly authorized attorney or representative may be exchanged, without payment of any service charge, for a replacement certificate evidencing in the aggregate the number of Warrants then remaining unexercised. Prior to due presentment for registration of transfer of this Warrant Certificate, the Company may deem and treat the registered holder hereof as the absolute Owner of this Warrant Certificate (not withstanding any notation of ownership or other writing hereof made by anyone other than the Company or its Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. In the event that the transfer books for the Company Common Stock are closed, for any reason whatsoever, the Company and the Warrant Agent shall not be required to make delivery of certificates for shares of Common Stock, until the date of the reopening of said transfer books. This Warrant may not be exercised after the Expiration Date and to the extent not exercised by such time, all Warrants evidenced hereby shall become null and void. During the exercise period, including any extended period, the Company agrees that it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of shares pursuant to the exercise of this or any other such Warrants. This Warrant shall not entitle the holder hereof to any voting or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the 0shares purchasable hereunder, until or unless, and except to the extent that, this Warrant shall be exercised. This Warrant is subject to redemption by the Company at a price of $.10 per Warrant, at any time on twenty days prior written notice provided the closing bid price of the Common Stock is at least 120% of the Exercise Price for twenty consecutive trading days ending three days prior to the date that notice of redemption was given to Warrant holders.

IN WITNESS WHEREOF, DOMINIX, INC. has caused this Warrant Certificate to be signed manually, or in facsimile, by its Chief Executive Officer and the facsimile of its corporate seal to be imprinted hereon attested by the manually or facsimile signature of its Secretary or its Assistant Secretary.

DATED:

DOMINIX, INC.

CHAIRMAN/CEO                      Corporate Seal                       PRESIDENT
                                  DOMINIX, INC.
                                  DELAWARE 2000
Countersigned and Registered
American Stock Transfer & Trust Company
New York, NY as Warrant Agent
By: